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                                                                   EXHIBIT 10.44

                      COLLECTION DATE FACTORING AGREEMENT

This Collection Date Factoring Agreement (this "AGREEMENT"), dated and effective as of the Effective Date, is entered into between HELLER FINANCIAL, INC. ("HELLER"), with offices at 505 N. Brand Blvd., Glendale, CA 91203, Telecopy No: (818) 246-6380, and JALATE, LTD. ("CLIENT"), whose address is 1675
S. Alameda Street, Los Angeles, CA 90021, Telecopy No. (213) 765-5020, and will constitute the terms upon which Heller will act as the sole factor of Client. Capitalized terms used herein will have the meanings assigned to such terms in Section 12 of this Agreement.

SECTION 1. SALE AND APPROVAL OF ACCOUNTS

1.1 Client does hereby sell, assign and transfer to Heller, and Heller hereby agrees to purchase, all of Client's Accounts created on or after the Effective Date, with full power to Heller to collect and otherwise deal with such Accounts as the sole and exclusive owner thereof.

1.2 (a) Client will submit for Heller's credit approval the credit requirements of Client's customers, a description of Client's normal selling terms and such other information as Heller requests concerning Client's customers. Heller may, in Heller's sole credit judgment, establish credit lines for sales to Client's customers on Client's normal selling terms or on other selling terms approved by Heller by Written Notice. Client may also submit for Heller's credit approval specific orders from Client's customers and Heller may, in Heller's sole credit judgment, approve such orders on a single order credit approval basis. All of Heller's credit approvals will be delivered to Client by Written Notice and/or Transmission.

        (b) Heller may amend or withdraw a credit line or single order credit approval at any time prior to Delivery by notifying Client verbally and/or by Written Notice or Transmission. Notwithstanding the foregoing, during the sixty (60) day period commencing on the date on which Heller advises Client of such amendment or withdrawal (the "Advice Date"), Client may continue to ship goods with respect to which piece goods were ordered prior to the Advice Date or which were in production prior to the Advice Date and the amendment or withdrawal of the credit line shall not be effective with respect to Client's sales of such goods during such sixty (60) day period; provided, however, that if such goods are shipped under a single order credit approval, the sales of such goods shall be on the selling terms approved by Heller when Heller originally gave such single order approval. If a single order approval is not amended or withdrawn as set forth above, such single order credit approval will automatically expire in the event Delivery of the goods ordered is not made on or prior to the expiration date indicated on the single order credit confirmation form Heller sends to Client by Written Notice or Transmission. In addition, a single order approval will automatically terminate in the event any change is made in any of the terms of a sale under a single order approval without Heller's prior consent by Written Notice or Transmission.

        (c) Heller will have no liability to Client or to any customer for Heller's refusal to credit approve an Account or Heller's withdrawal or amendment of a credit approval.

1.3 Heller will assume the Credit Risk on all Approved Accounts. Heller will have full recourse to Client for all Non-Approved Accounts.
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1.4     In the event that monies are at any time owing by a customer for both
        Approved Accounts and Non-Approved Accounts, any amount when paid by or credited to the customer will be applied as follows:

        (a) If Heller issued single order approvals, all amounts paid by or credited to the customer will be deemed applied first to Approved Accounts.

        (b) If Heller established a credit line for such customer and if the credit line was in force at the time amounts were received from or credited to the customer, such amounts will be deemed applied first to Non-Approved Accounts. If the credit line is canceled, any amount thereafter received or credited will be deemed applied first to Approved Accounts.

1.5 If a bankruptcy or insolvency proceeding is instituted by or against a customer and if Heller agrees by Written Notice to Client to make a claim in such proceeding for Non-Approved Accounts, all amounts distributed to Heller in such proceeding will be shared pro rata between Approved Accounts and Non-Approved Accounts.

SECTION 2. ADVANCES, PAYMENT AND FEES

2.1 As payment for an Account, (a) the Collected Amount of the Purchase Price of an Account will be credited to Client's account as of the Collection Date and (b) if an approved Account which remains partially or fully unpaid solely as a result of the financial inability of the customer thereon to pay such Approved Account and if such Account is not subject to a Dispute, the Purchase Price of such Approved Account less any Collected Amounts previously credited to Client's account with respect to such Approved Account will be credited to Client's account on the Approved Payment Date for such Approved Account. The payments, when credited to Client's account, shall first be applied to all advances, interest, and other amounts due Heller hereunder.

2.2 Subject to the terms and conditions of this Agreement, Heller may, upon Client's request, and in Heller's sole discretion, make advances to Client or for Client's account in amounts, in Heller's sole discretion, of up to one hundred percent (100%) of the Purchase Price of such Accounts. Notwithstanding the foregoing, if at any time the aggregate Net Amount of Accounts arising from sales to a single customer exceeds an amount equal to fifty percent (50%) of the total Net Amount of all Accounts from all customers outstanding at such time, Heller does not intend to make any advances on any such Accounts in excess of said amount.

2.3 At the time Heller purchases an Account, Heller will charge Client's account with a factoring commission of forty-five hundredths of one percent (0.45%) of the Net Amount of the Account; provided, however, that on such date during a Contract Year that the aggregate Net Amount of all Accounts purchased by Heller form Client exceeds $50,000,000 (the "$50,000,000 Date"), the factoring commission on each Account purchased by Heller from Client during such Contract Year in excess of said $50,000,000 shall be reduced to four tenths of one percent (0.4%) of the Net Amount of such Account and Heller will credit Client's account with an amount equal to five hundredths of one percent (0.05%) of the total Net Amount of all Accounts purchased by Heller during such Contract Year prior to the $50,000,000 Date. On Accounts bearing payment terms in excess of ninety (90) days, the



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        factoring commission will be increased by one tenth of one percent
        (0.10%) for each thirty (30) days or part thereof that the stated terms exceed ninety (90) days.

2.4 Client will pay to Heller or Heller may charge Clients account with (i) wire transfer fees on all wire transfers; (ii) all data transmission telephone charges relating to Transmissions; (iii) exchanges on checks, changes for returned items and all other bank charges; (iv) all Costs;'
        (v) all other amounts owing by Client to Heller under the Agreement; and
        (vi) all other Obligations. Notwithstanding the foregoing, Heller will not charge Client's account with the amount of any Ledger Debt with respect to which Client asserts a Dispute unless Heller determines, through an examination of Client's financial statements and Client's payment trend with respect to amounts owing by Client to other Heller Clients or to other suppliers of Client, that Client's failure to pay such Ledger Debt is due to Client's financial inability to pay such Ledger Debt.

2.5 Heller may, in its sole credit judgment, establish credit lines for sales to Client by Heller Clients or approve specific orders from Client to Heller Clients on a single order approval basis; provided, however, that the aggregate amount of all Ledger Debt outstanding at any time shall not exceed $1,500,000.

SECTION 3. INTEREST AND COLLECTION CLEARANCE CHARGE

3.1 Client will pay Heller interest on the Daily Balance. Interest will be calculated daily at a rate per annum equal to two and one-half percent (2.5%) plus the LIBOR Rate (the "Interest Rate") and will be charged to Client's account monthly at the end of each month. The Interest Rate will also be charged to Client on all other Obligations, except those specifying a different rate, from the date incurred through the date paid. The LIBOR Rate will be adjusted on the last Business day of each month for the following month and the adjusted Interest Rate will remain in effect during such month. After the occurrence of an Event of Default and after any applicable cure period, all the Obligations will, at Heller's option, bear interest at a rate per annum equal to two and one-half percent (2.5%) plus the Interest Rate. Interest will be calculated on the basis of a 360-day year for the actual number of days elapsed. In no event will the total amount of interest received by Heller pursuant to the terms of this Agreement exceed the maximum rate permitted by applicable law and in the event excess interest is determined by a court of competent jurisdiction to have been paid by Client to Heller, such excess interest will be applied as a credit against the outstanding Obligations and Client will not have any action against Heller for any damages arising out of the payment or collection of such excess interest.

3.2 If funds remain with Heller past the Payment Date, and there are no outstanding Obligations ("matured funds"), Heller will credit Client's account with interest on such matured funds at the rate per annum equal to the LIBOR Rate.

3.3 If an Account or any payment is charged back to Client after the Payment Date, Client will pay Heller interest at the Interest Rate on the Net Amount of such Account or on such payment from the Payment Date to the charge back date.


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3.4   To allow for collection clearance on all checks and other payments remitted by Client's customers, Client will, pay Heller each month a collection clearance charge based on two (2) calendar days for that month's collections at the Interest Rate. Heller will charge Client's account at the end of each month for the collection clearance charge.

SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Client represents, warrants and covenants as to each Account that, at the time of its sale and assignment to Heller, the Account is a valid, bona fide account, representing an undisputed indebtedness incurred by the named customer for goods actually sold and delivered or for services completely rendered; the Account is payable in United States dollars; there are no setoffs, offsets, counterclaims or other defenses, genuine or otherwise, to the payment or collection of the Account; the Account does not represent a sale to any of Client's subsidiaries, affiliates, directors, officers, agents, stockholders, or employees, or a consignment sale, guaranteed sale, or bill and hold transaction, or a cash on delivery sale; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); Client is the lawful owner of the Account and has the right to sell and assign the same to Heller; the Account is free of all security interests, liens and encumbrances (including tax liens) other than those in favor of Heller, and the Account is due and payable in accordance with its terms.

4.2 Client will not grant or suffer to exist in favor of any party other than Heller or Bank, any lien upon or security interest in Client's inventory.

4.3 Client is a solvent corporation, duly incorporated and in good standing under the laws of the State of California and qualified in all States where such qualification is required; the execution, delivery and performance of this Agreement have been duly authorized and are not in contravention of any applicable law, Client's corporate charter or by-laws or any agreement or order by which Client is bound; Client is not, to the best of Client's knowledge, in violation of any law, ordinance, rule, regulation, order or other requirement of any government or any instrumentality or agency thereof.

4.4 Client will not change Client's corporate name or the location of Client's office or open any new offices without giving Heller at least thirty (30) days prior Written Notice. At the present time, Client carries on business only at the above address and the addresses set forth below.

                6557 Flotilla Street, City of Commerce, CA 90040

4.5 All books and records pertaining to the Accounts or to any inventory owned by Client will be maintained solely and exclusively at the above address or the addresses listed in Section 4.4 hereof and no such books and records will be moved or transferred without giving Heller thirty
      (30) days prior Written Notice.

4.6 After Heller's request, Client will hold all returned, replevined or reclaimed goods relating to Accounts coming into Client's possession in trust for Heller and all such goods will be segregated and identified as held in trust for Heller's benefit and Client will, at


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        Heller's request, and at Heller's expense, deliver such goods to such place or places as Heller may designate.

4.7 The trade names or styles set forth below are the only trade names or styles under which Client transacts business; Accounts sold to Heller hereunder and represented by invoices bearing such trade names or styles are wholly owned by Client; the undertakings, representations and warranties made in connection therewith will be identical to and of the same force and effect as those made with respect to invoices bearing Client's corporate name; Client's use of any trade names or styles is in compliance with all laws regarding the use of such trade names or styles. Client will give Heller thirty (30) days prior Written Notice of the change of any trade name or style or Client's use of any new trade name or style.

                                     JALATE
                                  JALATE KIDS
                                     ZANONI

        Client hereby grants to Heller, effective after the occurrence of any Event of Default hereunder and after any applicable cure period, the non-exclusive license to use all trade names, marks and styles owned or used by Client together with any goodwill associated therewith, but only to the extent necessary to enable Heller to sell returned, reclaimed and repossessed goods. Such license is granted free of charge without requirement that any monetary payment whatsoever be made to Client or any third party by Heller.

4.8 Client may, in the ordinary course of business, issue, grant or allow discounts, credits and allowances on Accounts to customers and accept returns until Heller notifies Client to the contrary by Written Notice or Transmission. Such discounts, credits or allowances once issued may be claimed only by the customer. Client will promptly issue and assign to Heller all full invoice credit memos.

4.9 to the best of Client's knowledge, (a) there are no judgments outstanding against or affecting Client, its officers, directors or affiliates or any of Client's property, (b) there are no actions, charges, claims, demands, suits, proceedings, or governmental investigations now pending or threatened against Client or any of Client's property, and (c) none of Client's inventory has been produced in violation of the Fair Labor Standards Act or any similar law, nor imported in violation of any United States customs regulation.

4.10 Client agrees that no provision in this Agreement and no course of dealing between the parties shall be deemed to create any fiduciary duty by Heller to Client. Client agrees that neither Heller nor any of Heller's affiliates, officers, directors, shareholders, employees, attorneys, or agents shall have any liability with respect to, and Client hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, consequential or punitive damages suffered or incurred by Client in connection with, arising out of, or in any way related to this Agreement or any of the transactions contemplated by this Agreement.



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4.11  Client shall at all times maintain Tangible Net Worth of at least the amounts set forth below during the periods set forth below.


                 PERIOD                    TANGIBLE NET WORTH
            ----------------------------------------------------
            June 1, 1997 through
            September 29, 1997                   $3,200,000
            ----------------------------------------------------
            September 30, 1997 through
            March 30, 1998                       $4,000,000
            ----------------------------------------------------
            March 31, 1998 and
            at all times thereafter              $4,200,000
            ----------------------------------------------------

4.12 From June 1, 1997 through September 29, 1997, Client shall maintain a ratio of total Liabilities to Tangible Net Worth no greater than 1.75:1.0. On September 30, 1997 and at all times thereafter, Client shall maintain a ratio of total Liabilities to Tangible Net Worth no greater than 1.40:1.0.

4.13  Client shall at all times maintain a Current Ratio of at least 1.25:1.0.

4.14  Client shall at all times maintain Working Capital of at least $2,000,000.

4.15 Client will give Heller Written Notice of: (a) the occurrence of a default or event of default under any of the Bank Agreements; (b) any waiver of any such default or event of default; and/or (c) the suspension by the Securities and Exchange Commission of the public trading of Client's stock.

SECTION 5.   DISPUTES, CHARGEBACKS AND RESERVES

5.1 With respect to any Account, upon the occurrence of a breach of any of the representations or warranties contained in Section 4.1, or upon the assertion by a customer of a Dispute, such Account may, at Heller's option, be charged back to Client. In the event Client does not, within fifteen (15) days of Heller's request, deliver to Heller a copy of the invoice and such other information as Heller requests relating to an Account with respect to which information was transmitted to Heller through Transmission, Heller will have the right to charge back such Account to Client.

5.2 Client will promptly notify Heller, by Written Notice, in the event that a customer alleges any Dispute, or returns or desires to return any goods purchased from Client relating to an Account. After an Event of Default and after any applicable cure period, Heller may but is not obligated to settle, compromise, adjust or litigate all such Disputes or returns upon such terms as Heller deems advisable.

5.3 Client will supply customers, in the format required by customers, with all forms, documents, certificates, etc. that customer requires to process the Account for payment. If Heller notifies Client verbally and/or by Written Notice or transmission that a customer which only accepts invoices for payment from Client through Transmission is requesting that Client review its invoice data for correctness and re-transmit invoices by Transmission and if after thirty (30) days from the date of such Notice such invoices remain unposted to such customer's records, Heller will place the Accounts evidenced by such invoices in Dispute.

5.4 Heller may, at Heller's option, charge back to Client all amounts owing on Non-Approved Accounts which are not paid when due.


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5.5   Client will pay Heller, or Heller may charge Client's account with, the amount of any payment which Heller receives with respect to a Non-Approved Account if such payment is subsequently disgorged by Heller, whether as a result of any proceeding in bankruptcy or otherwise.

5.6 Client shall purchase promptly all Accounts charged back by Heller, provided, however, that until payment by Client to Heller of all monies due with respect to such charged back Account, title thereto shall remain with Heller. At such time as Client shall pay to Heller all monies due with respect to such charged back account, title shall pass to Client subject, however, to Heller's security interest therein. Client agrees to indemnify and save Heller harmless from and against any and all loss, costs and expenses caused by or arising out of disputed Accounts, including, but not limited to, collection expenses and attorney's fees incurred with respect thereto.

5.7 Heller may maintain such reserves as Heller, in Heller's sole discretion, deems advisable as security for the payment and performance of the Obligations, including, without limitation, reserves for the amount of any Account which is subject to a Dispute.

SECTION 6.   ADMINISTRATION

6.1 Client will, from time to time, (i) execute and deliver to Heller confirmatory schedules of Accounts assigned to Heller (each an "Assignment Schedule"), together with one copy of each invoice, acceptable evidence of shipment and such other documentation and proofs of delivery as Heller may require or (ii) transmit to Heller by Transmission information concerning Accounts in a format acceptable to Heller and, upon Heller's request, deliver to Heller copies of invoices, acceptable evidence of shipment and such other documentation and proofs of delivery as Heller may require relating to Accounts so transmitted. Client will not deliver Assignment Schedules in connection with Transmissions, but Client acknowledges and agrees that every invoice transmitted to Heller by Transmission will be deemed to have been sent pursuant to the terms and conditions of an Assignment Schedule. Each invoice relating to an Account and all copies and Transmissions thereof will bear a notice, in form satisfactory to Heller, that the Account has been sold and assigned to and is payable only to Heller. Client agrees that Client will not change such notice on invoices and will not direct its customers to pay Client or any third party amounts due under invoices. Client agrees to prepare and mail (or when required, send by Transmission) all invoices relating to Accounts, but Heller may do so at Heller's option. Client agrees to execute and deliver to Heller such further instruments of assignment, financing statements and instruments of further assurance as Heller may reasonably require. Client authorizes Heller to execute on Client's behalf and file such UCC financing statements as Heller may deem necessary in order to perfect and maintain the security interests granted by Client in accordance with this Agreement. Client further agrees that Heller may file this Agreement or a copy thereof as such UCC financing statement.

6.2 On any day when Client desires to have advances made in accordance with subsection 2.2 Client shall give Heller telephone notice of the requested advance by 12:00 noon Los Angeles time. Heller shall not incur any liability to Client for acting upon any telephonic notice that Heller believes in good faith to have been given by a duly authorized officer or other person authorized to request advances on


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        Client's behalf or for otherwise acting in good faith under this subsection.

6.3 If any remittances are made directly to Client or Client's employees or agents, Client will act as trustee of an express trust for Heller's benefit, hold the same as Heller's property and deliver the same to Heller forthwith in kind. Heller and/or such designee as Heller may from time to time appoint are hereby appointed Client's attorney-in-fact to endorse Client's name on any and all checks or other forms of remittances received by Heller where such endorsement is required to effect collection and to transmit notices to customers, in Client's or Heller's name, that amounts owing by them have been assigned and are payable directly to Heller; this power, being coupled with an interest, is irrevocable.

6.4 Client shall permit Heller and any representatives designated by Heller to visit and inspect any of the properties of Client, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances, and business with its officers at such times during normal business hours and as often as Heller requests. Heller may, at any time after the occurrence of an Event of Default, remove from Client's premises copies of all such records, files and books relating to Accounts.

6.5 If Heller determines that the credit standing of a customer has deteriorated after Heller has assumed the Credit Risk on an Account, Client will, at Heller's request, exercise such rights as Client may have to reclaim or stop the goods in transit, and Client hereby grants to Heller the right to take such steps in Client's or Heller's name.

6.6 Heller will render a monthly statement of account to Client within twenty (20) days after the end of each month. Such statement of account will constitute an account stated unless Client makes objection thereto by Written Notice within thirty (30) days from the date such statement is rendered to Client.

6.7 Client will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Client will promptly furnish Heller with such statements prepared by or for Client showing Client's financial condition and the results of Client's operations as Heller requests verbally or by Written Notice, including without limitation for each of Client's fiscal years: (i) as soon as available but not later than ninety (90) days after the end of each fiscal year, Client's balance sheet, income statement and the related statement of cash flows for and as at the end of such fiscal year and a statement of stockholder's equity for such fiscal year, audited by Client's independent certified public accountants and reported by such accountants as unqualified with respect to going concern and scope of audit and certified by Client to be prepared in accordance with GAAP and to fairly present Client's financial position and results of operations for such fiscal year; and (ii) as soon as available but not later than sixty (60) days after the end of the first, second and third quarters of each fiscal year, Client's balance sheet, income statement and the related statement of cash flows for and as at the end of, the portion of Client's fiscal year then elapsed and a statement of stockholder's equity for such period, reviewed by Client's independent certified public accountants and certified by Client to fairly present Client's financial position and results of operations for such period; and (iii) as soon as available


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      but not later than thirty (30) days after the end of each month, Client's internally prepare balance sheet and income statement of Client as at the end of such month for the period from the beginning of the then current fiscal year to the end of such month. Upon the request of Heller, in its sole discretion, Client shall promptly provide to Heller the projected income statement, balance sheet and statement of cash flows of Client for the forthcoming ninety (90) day period from the date of such a request. Client authorizes Heller to communicate, with Client's consent, directly with Client's independent certified public accountants and authorizes such accountants to discuss Client's financial condition and financial statements directly with Heller.

6.8 Client authorizes Heller to disclose such information as Heller deems appropriate to persons making credit inquiries about Client.

SECTION 7.  COLLATERAL SECURITY

   As collateral security for all Obligations, Client hereby assigns and grants to Heller a continuing security interest in all of the following property, whether now owned by Client or hereafter created or acquired by Client or arising in Client's favor: (i) Accounts; (ii) general intangibles (as defined in the UCC) excluding Client's trade marks; (iii) monies, securities and other property now or hereafter held or received by, or in transit to Heller from or for Client, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Client's deposits, reserves, and credit balances in Heller's possession; (iv) books, records and other property at any time evidencing or relating to any of the foregoing property; and (v) proceeds of any of the foregoing property including, without limitation, the proceeds of any insurance policies covering any of the foregoing property. Recourse to the collateral security herein provided will not be required, and Client will at all times remain liable for the payment and performance of the Obligations upon demand by Heller.

SECTION 8.  EVENTS OF DEFAULT

   The occurrence of any of the following acts or events will constitute an Event of Default: (a) if Client fails to make payment of any of the Obligations when due; (b) if Client fails to make any remittance required by this Agreement; (c) if Client commits any breach of any of the terms, representations, warranties, covenants, conditions or provisions of this Agreement (including subsections 4.11, 4.12, 4.13 and 6.7), or of any present or future supplement or amendment hereto or of any other agreement between Heller and Client; (d) if Client becomes insolvent or unable to meet Client's debts as they mature; (e) if Client fails to pay when due any material obligations or liabilities owing by Client to any person or entity (including without limitation, any United States and state taxes); (f) if Client delivers to Heller a false financial statement or if any representation, warranty, certification, or other statement made by Client to Heller is false in any material respect when made; (g) if Client calls or agrees to the calling by a third party of a meeting of creditors; (h) if any bankruptcy proceeding, insolvency arrangement or similar proceeding is commenced by or against Client including, without limitation, an assignment for the benefit of creditors; (i) if Client suspends or discontinues doing business for any reason; (j) if a receiver or trustee of any kind is appointed for Client or any of Client's property; (k) to the extent there are at any time any guarantors of Client's Obligations, if any such guarantor dies or becomes insolvent or has commenced by or against such guarantor any bankruptcy proceeding, insolvency arrangement or similar proceeding including, without limitation, an assignment for the benefit of


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creditors; (l) to the extent there are at any time any guaranties of Client's
Obligations, if any such guaranty is terminated or any guarantor alleges that any such guaranty is unenforceable, or if there is a default under any such guaranty; (m) if there shall be a change in the beneficial ownership and control, directly or indirectly, of the majority of the outstanding voting securities or other interests entitled (without regard to the occurrence of any contingency) to elect or appoint members of the board of directors or other managing body of Client; (n) if a notice of lien, money judgment, levy, assessment, seizure or writ, or warrant of attachment is entered or filed against Client or with respect to the Accounts or any other collateral in which Client has granted Heller a security interest; (o) if Client sells, leases, transfers or otherwise disposes of all or substantially all of Client's property or assets, or consolidates with or merges into or with any corporation or entity; or (p) if any default or event of default occurs under the Related Agreement or any of the Bank Agreements.

Client shall have a cure period of thirty (30) days from (i) the commencement of any arrangement or proceeding under subpart (h) above, to the extent Client did not commence the proceeding, or under subpart (k) above, to the extent such guarantor did not commence the proceeding, to have such arrangement or proceeding dismissed or (ii) the date of the entering or filing of a notice of lien, money judgment, levy, assessment, seizure or writ or warrant of attachment under subpart (n) above to have such lien, judgment, levy, assessment, seizure or writ or warrant of attachment discharged.

Notwithstanding anything contained herein to the contrary, Heller may, in its discretion, suspend making advances hereunder during any of the cure periods set forth above.

If Client fails to cure or have cured an Event of Default within any applicable cure period or upon the occurrence of any other Event of Default, Heller will have the right to terminate this Agreement and all other arrangements existing between Client and Heller forthwith and without notice, and the Obligations will mature and become immediately due and payable and Heller will have the right to withhold any further payments to Client until all Obligations have been paid in full. In addition, Heller will have all of the rights of secured party under the UCC, including, without limitation, the right to take possession of any collateral in which Heller has a security interest and to dispose of same at public or private sale and Client will be liable for any deficiency. Heller will not be required to proceed against any collateral but may proceed against Client directly.

If either party to this Agreement shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Agreement, the losing party shall pay to the prevailing party a reasonable sum for attorney fees incurred in bringing such suit and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney fees and costs incurred in enforcing such judgment. For the purposes of this section, attorney fees shall include, without limitation, fees incurred in the following: (1) postjudgment motions; (2) contempt proceedings; (3) garnishment, levy, and debtor and third party examinations; (4) discovery; and (5) bankruptcy litigation.


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
SECTION 9. TERM AND TERMINATION

    This Agreement will continue in effect for an original term of one year from the Effective Date and shall remain in force thereafter, but it may be terminated at the end of the original one year term or at any time thereafter by either Heller or Client giving the other party not less than sixty (60) days prior Written Notice thereof.

    Notwithstanding any such Written Notice of termination, Client's and Heller's respective rights and obligations arising out of transactions having their inception prior to the date of termination of this Agreement will not be affected by the termination of this Agreement and all terms, provisions and conditions hereof, including but not limited to, the security interests hereinabove granted to Heller (including Heller's security interest in Accounts arising, acquired or created after the date of termination of this Agreement), will continue in full force and effect until all Obligations have been paid in full. All of the representations, warranties, indemnities and covenants made by Client herein (including without limitation the undertaking set forth in Section 5.5 hereof) will survive the termination of this Agreement.

SECTION 10. MODIFICATIONS, WAIVERS, NOTICES AND MISCELLANEOUS PROVISIONS

    This Agreement may not be changed or terminated orally; it constitutes the entire agreement between Client and Heller and will be binding upon Client's and Heller's respective successors and assigns, but may not be assigned by Client without Heller's prior written consent. No delay or failure on Heller's part in exercising any right, privilege, or option hereunder will operate as a waiver thereof or of any other right, privilege or option. No waiver whatsoever will be valid unless in a Written Notice, signed by Heller, and then only to the extent therein set forth. If any term or provision of this Agreement is held invalid under any statute, rule or regulation of any jurisdiction competent to make such a decision, the remaining terms and provisions will not be affected, but will remain in full force and effect.

    Any Written Notice to be given under this Agreement will be in writing addressed to the respective party as set forth in the heading to this Agreement (or such other address as may have been designated in a Written Notice) and will be personally served, telecopied or sent by overnight courier service or United States mail and will be deemed to have been given:
    (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. Los Angeles time or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

    Heller conducts business under California Finance Lender License number 603-2495.

SECTION 11. GOVERNING LAW, VENUE AND WAIVER OF JURY

    THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES. CLIENT HEREBY CONSENTS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF LOS ANGELES, THE STATE OF CALIFORNIA. IF CLIENT PRESENTLY IS, OR IN THE FUTURE BECOMES, A NON-RESIDENT OF THE STATE OF CALIFORNIA, CLIENT HEREBY WAIVES PERSONAL SERVICE


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
OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO CLIENT, AT CLIENT'S ADDRESS APPEARING IN HELLER'S RECORDS AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED AS AFORESAID.

WAIVER OF JURY TRIAL. CLIENT AND HELLER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT, OR ANY DEALINGS BETWEEN CLIENT AND HELLER RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. CLIENT AND HELLER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH OF CLIENT AND HELLER HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH OF CLIENT AND HELLER WILL CONTINUE TO RELY ON THE WAIVER IN THE RELATED FUTURE DEALINGS BETWEEN CLIENT AND HELLER. CLIENT AND HELLER FURTHER WARRANT AND REPRESENT THAT THEY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RESPECTIVE JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

SECTION 12. DEFINITIONS

        "Accounts" -- All presently existing or outstanding and all hereafter created or acquired accounts (as that term is defined in the UCC), contract rights, documents, notes, drafts, instruments and other forms of obligations owed to or owned by Client arising or resulting from the sale of goods or the rendering of services by Client, all general intangibles relating thereto, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom, including, but not limited to, returned, reclaimed and repossessed goods and the rights of stoppage in transit, replevin and reclamation.

        "Affiliate" -- means any Person in which Client and/or any one or more of Client's Stockholders has or controls, directly or indirectly, jointly and/or severally, now or at any time or times hereafter, an equity or other ownership interest that is either (a) equal to or in excess of twenty percent (20%) of the total equity of or other ownership interest in such Person, or (b) sufficient to materially influence or control such Person.

        "Approved Account" -- An Account representing a sale to a customer within the credit line established for such customer on Client's normal selling terms or within the single order credit approval given by Heller for orders from such customer provided that Delivery is completed while the credit line or single order credit approval remains in effect and which has not been charged back to Client.

        "Approved Payment Date" -- The date which is one hundred twenty (120) days after the due date for payment of an Approved Account.

        "Assets" -- has the meaning usually ascribed to such term in accordance with GAAP.

        "Bank" -- means Wells Fargo HSBC Trade Bank, N.A.

        "Bank Agreements" -- All instruments, documents, and agreements between Client and Bank, including, without limitation, that certain Credit Agreement dated as of June 1, 1996 and that certain Loans Against Imports Note dated March 17, 1997, all as amended from time to time.

        "Business Day" -- Any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of Illinois, Pennsylvania, or California or is a day on which banking institutions located in any such state are closed.

        "Collected Amount" -- The amount received by Heller from a customer in payment of an Account up to the Net Amount of such Account.

        "Collection Date" -- The date on which Heller receives payment of an Account.

        "Contract Year" -- The twelve month period commencing on the Effective Date or any anniversary thereof.

        "Costs" -- All costs fees and expenses (including attorney's fees) incurred by Heller in connection with (i) the administration of this Agreement or the Related Agreement, or any waiver, forbearance, amendment or modification thereof (ii) the perfection, protection, preservation or enforcement of Heller's rights in any collateral in which Heller has been granted a security interest and (iii) all filing fees, filing taxes or search reports.

        "Credit Risk" -- The risk that a customer will be financially unable to pay an Account at maturity, provided that the merchandise has been received or services rendered and accepted by the customer without Dispute.

        "Current Ratio" -- Client's current Assets divided by Client's current Liabilities, in accordance with GAAP.

        "Daily Balance" -- The outstanding balance of all monies remitted, paid or otherwise advanced to Client or for Client's account plus all commissions, fees, charges and expenses charged to Client's account in accordance with the terms hereof less all amounts credited to Client's account in accordance with subsection 2.1 hereof.

        "Delivery" -- The delivery of goods or performance of services in accordance with the terms agreed to in writing between Client and a customer, provided that if no such terms are specified in writing, delivery shall mean delivery of goods or performance of services at the customer's place of business.

        "Dispute" -- A dispute or claim, bona fide or otherwise, as to price, terms, quantity, quality, Delivery, or any claim or defense to collection or payment of an Account whatsoever other than the financial inability of a customer to pay the Account.

        "Effective Date" -- The date set forth below Heller's signature hereto.

        "GAAP" -- Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

        "Heller Clients" -- Any Persons (other than Client) which have entered into factoring, intercredit or financing agreements with Heller.

        "Indebtedness" -- shall mean, obligations and liabilities owing by Client to any Person (including without limitation all debts, claims and indebtedness) whether primary, secondary, direct, contingent, fixed or otherwise, heretofore now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law or otherwise.

"Ledger Debt" -- Obligations owing to Heller as a result of Heller's purchases of invoices evidencing sales to Client by Heller Clients.

"Liabilities" -- has the meaning usually ascribed to such term in accordance with GAAP; provided, however, that both current Liabilities and total Liabilities shall include Indebtedness which is subordinated to the Obligations (as defined herein) owing to Heller and/or the Obligations (as defined in the Bank Agreements) owing to Bank, in subordination agreements, in form and substance acceptable to Heller and/or Bank, as applicable.

"LIBOR Rate" -- The one month London Interbank Offered Rate (LIBOR) announced from time to time in the Wall Street Journal as the average of Interbank offered rates for dollar deposits in the London Market based on quotations at five major banks.

"Net Amount" -- the gross amount of an Account less the discount offered by Client and taken by Heller at the time Heller purchases such Account.

"Non-Approved Account" -- (a) An Account with respect to which Heller has not issued a credit approval or has subsequently withdrawn a credit approval or (b) an Approved Account that has been charged back to Client.

"Obligations" -- All loans, advances, debts, indebtedness, liabilities, obligations, covenants and duties owing by Client to Heller, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether under this Agreement, the Related Agreement, any other agreement between Heller and client or otherwise, including, without limitation, Ledger Debt and indebtedness arising under any guaranty made by Client for Heller's benefit or issued by Heller on Client's behalf.

"Payment Date" -- The Collection Date or the Approved Payment Date as applicable.

"Person" -- Any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, company, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise, including without limitation, any instrumentality, division, agency, body or department of any such government).

"Purchase Price" -- An amount equal to the Net Amount of an Account, less factoring commissions, credits (including, without limitation, merchandise returns and credit memos), charge backs, allowances, and all other fees and charges provided hereunder.

"Related Agreement" -- That certain Revolving Loan Agreement dated as of the Effective Date, as amended from time to time.

"Stockholder" -- Any owner (beneficial or of record) of Client's stock.

"Tangible Net Worth" -- means an amount equal to the excess of total Assets over total Liabilities determined in accordance with GAAP, excluding, however, in determining total Assets (i) all Assets which


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
        would be classified as intangible assets under GAAP, including, but not limited to, goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, and (ii) Assets which Heller determines, in its business judgment, would not be available or would be of relatively small value in a liquidation of Client's business, including, but not limited to, prepaid expenses, loans to officers, Stockholders, employees or Affiliates and other items.

        "Transmission" -- Transmission through Heller's proprietary system or through Electronic Data Interchange.

        "UCC" -- The Uniform Commercial Code as in effect on the date hereof in the State of California, as amended from time to time, and any successor statute.

        "Working Capital" -- means an amount equal to: (a) Client's current Assets; less (b) Client's current Liabilities; and less (c) the amount of any obligations owing by Affiliates or Stockholders to Client.

        "Written Notice" -- Notice given in writing in accordance with Section 10 of this Agreement.

In Witness Whereof, the undersigned have caused this agreement to be executed and delivered by their thereunto duly authorized officers as of the Effective Date.

HELLER FINANCIAL, INC.                       JALATE, LTD.

By:  [SIG]                                   By:  [SIG]
   -------------------------------              -------------------------------

Title:  S.V.P.                               Title:  V.P. Finance [ILLEGIBLE]
      ----------------------------                 ----------------------------

Effective Date:  June 30, 1997
               -------------------




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